SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 4, 2004

First National Power Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62588	66-0439372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

264 H. Street, Suite A

Blaine, WA 98230

(Address of principal executive offices)

Registrant's telephone number, including area code: 416-918-6987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a) On October 4, 2004, Christopher Pennell resigned his positions as a Director and Officer of First National Power Corporation, effective October 31, 2004. Mr. Pennell has stated that there were no disagreements with the Board of Directors or management of First National Power Corporation. Mr. Pennell did not hold any positions on any committees of the Board of Directors at the time if his resignation. The Company has provided a copy of the disclosures it is making under this Item 5.02 on the date of this Report is filed with the Securities and Exchange Commission to Mr. Pennell. The Company has requested that Mr. Pennell furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL POWER CORPORATION

October 5, 2004                     /s/ Peter Wenner

Date                                        Peter Wenner, CFO